EXHIBIT 24.1

POWER OF ATTORNEY – BRIDGEPOINT EDUCATION, INC. DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors of BRIDGEPOINT EDUCATION, INC., a Delaware corporation (the “Company”), hereby nominates and appoints ANDREW S. CLARK and DANIEL J. DEVINE, and each of them acting or signing singly, as his agents and attorneys-in-fact (the “Agents”), in his respective name and in the capacity or capacities indicated below, to execute and/or file, with all exhibits thereto, and other documents filed in connection therewith or constituting a part thereof: (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of Common Stock of the Company to be issued in connection with the Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”), the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated March 31, 2009) (the “2009 Plan”), the Bridgepoint Education, Inc. Employee Stock Purchase Plan (as amended and restated March 31, 2009), certain Stock Option Agreements entered into outside of the 2005 Plan or the 2009 Plan and certain Common Stock Purchase Warrants; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such registration statement effective or to terminate its effectiveness.

Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “SEC”) or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Securities Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, to the end that the registration statement of the Company shall become effective under the Securities Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

Signature	Title	Date

/s/ Ryan Craig
Ryan Craig	Director	April 13, 2009

/s/ Dale Crandall
Dale Crandall	Director	April 13, 2009

/s/ Patrick T. Hackett
Patrick T. Hackett	Director	April 13, 2009

/s/ Robert Hartman
Robert Hartman	Director	April 13, 2009

/s/ Adarsh Sarma
Adarsh Sarma	Director	April 13, 2009